Exhibit 99.1

Exhibit 99.1 presents the retrospective application of ASU 2011-05 for each of the years ended July 31, 2012, 2011 and 2010 and should be read in conjunction with the information contained in the Company's Annual Report on Form 10-K for the year ended July 31, 2012.

ENZO BIOCHEM, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Years ended July 31,
	2012	2011	2010

Net loss	($39,269)	($12,960)	($22,233)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(2,188)	2,918	599
Comprehensive loss	($41,457)	($10,042)	($21,634)